THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE BE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AIR INDUSTRIES GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount: $300,000	Issue Date: March 17, 2017

7% Subordinated Promissory Note due September 17, 2017

FOR VALUE RECEIVED, AIR INDUSTRIES GROUP, a Nevada corporation (the “Company”) hereby promises to pay to the order of ROBERT TAGLICH or his assigns (the "Holder"), without demand, the sum of Three Hundred Thousand Dollars ($300,000), together with accrued interest thereon from the date hereof at the rate of seven percent (7%) per annum, on March 17, 2018 (the “Maturity Date”), or such earlier date as the same may become due as provided in Section 3 hereof.

This Note may be prepaid in whole or in part at any time. All payments made pursuant to this Note shall be applied first to reimbursable expenses, interest accrued, if any, and then principal.

The following is a statement of rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1.   Subordination. (a)    This Note will be subordinate and inferior to the Company’s Senior Indebtedness (as hereinafter defined). The Company for itself, its successors and assigns, covenants and agrees and the Holder of this Note, for himself, his successors and assigns, by his acceptance of this Note likewise covenants and agrees that, to the extent provided below, the payment of all amounts due pursuant to this Note is hereby expressly subordinated and junior in right of payment to the extent and in the manner hereinafter set forth, to the Company’s Senior Indebtedness. As used herein, the term “Senior Indebtedness” shall mean the principal of, and interest and premium, if any, on any and all, (i) indebtedness of the Company for borrowed money or obligations with respect to which the Company is a guarantor, to banks, insurance companies, or other financial institutions or entities regularly engaged in the business of lending money, in each case as in effect as of the date hereof, or as may be borrowed hereafter, including without limitation, indebtedness incurred by one or more of the Company’s subsidiaries under the Amended and Restated Revolving Credit, Term Loan, Equipment Line and Security Agreement, dated as of June 27, 2013 among Air Industries Machining, Corp., Welding Metallurgy, Inc., Nassau Tool Works, Inc., Woodbine Products Inc., Eur-Pac Corporation, Electronic Connection Corporation, The Sterling Engineering Corporation, and PNC Bank, National Association, as agent for the various lenders named therein, as amended as of the date hereof, the payment of which has been guaranteed by the Company and Air Realty Group, LLC (the “Guarantors”), (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a Guarantor, provided that such indebtedness issued in exchange for or to refinance Senior Indebtedness or arising from the satisfaction of Senior Indebtedness by a Guarantor is on commercially reasonable terms as of the date of incurrence not to exceed the principal amount under such Senior Indebtedness and provided further that the Company provides the Holder with prior written notice of such action.

(b)    Upon the acceleration of any Senior Indebtedness or upon the maturity of all or any portion of the principal amount of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such Senior Indebtedness which has been so accelerated or matured shall first indefeasibly be paid in full before any payment is made by the Company or any person acting on behalf of the Company on account of any obligations evidenced by this Note.

(c)    The Company shall not pay any principal portion of this Note, or interest accrued hereon, if at such time there exists a Blockage Event (as hereafter defined) and written notice thereof has been given to the Company and the Holder by the holders of the Senior Indebtedness.

(d)    A “Blockage Event” is deemed to exist for the period of time commencing on the date of receipt by the Holder of written notice of the occurrence of a Default or an Event of Default (as defined in the instruments evidencing the Senior Indebtedness), provided that the failure to pay accrued interest on this Note when due shall not give rise to a Blockage Event in the absence of another Default or Event of Default, which notice shall specify such Default or Event of Default, and ending on:

(i)    the date such Default or Event of Default under the Senior Indebtedness, as applicable, is cured or waived, provided that such Default or Event of Default is in the payment of any amount due thereunder; or

(ii)   in the case of any other Default or Event of Default under the Senior Indebtedness, the earlier of (A) the date on which Holder has received written notice of such Default or Event of Default shall have been cured or waived and (B) the date that is 365 days after the occurrence of such Default or Event of Default, provided that a Blockage Event with respect to a single specified Default or Event of Default may be deemed to occur only once for each twelve-month period, provided, further, that no Default or Event of Default that existed at the commencement of, or during the pendency of, a Blockage Event shall serve as the basis for the institution of any subsequent Blockage Event.

A Blockage Event shall not be deemed to have existed during the period of time commencing on the date upon which the holder of this Note accelerates payment of the principal amount of this Note or such other Notes as a result of any Event of Default hereunder and ending on the 365th day after written notice of such acceleration given by the holder or such other holders to the Company and the holders of the instruments evidencing the Senior Indebtedness; provided that in no event shall the Company pay the holder of this Note or the holders of any other Notes the principal amount so accelerated if a Blockage Event then exists until the Senior Indebtedness has been paid in full.

(e)    At any time there exists a Blockage Event, (i) the Company shall not, directly or indirectly, make any payment of any part of this Note, (ii) the Holder shall not demand or accept from the Company or any other person any such payment or cancel, set-off or otherwise discharge any part of the indebtedness represented by this Note, and (iii) neither the Company nor the Holder shall otherwise take or permit any action prejudicial to or inconsistent with the priority position of any holder of Senior Indebtedness over the Holder of this Note.

(f)    No right of any holder of Senior Indebtedness to enforce the subordination provisions of this obligation shall be impaired by any act or failure to act by the Company or the Holder or by their failure to comply with this Note or any other agreement or document evidencing, related to or securing the obligations hereunder. Without in any way limiting the generality of the preceding sentence, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Note or the obligations of the Holder to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment of any Senior Indebtedness provided that such change does not materially impact Holder in an adverse manner; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Senior Indebtedness; (iii) release any person or entity liable in any manner for the collection of any Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company or any other person or entity.

(g)   In the event that the Company shall make any payment or prepayment to the Holder on account of the obligations under this Note which is prohibited by this Section, such payment shall be held by the Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts and priorities of Senior Indebtedness held by them) to the extent necessary to pay all Senior Indebtedness due to such holders of Senior Indebtedness in full in accordance with its terms (whether or not such Senior Indebtedness is due and owing), after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

(h)   After all Senior Indebtedness indefeasibly is paid in full and until the obligations under the Note are paid in full, the Holder shall be subrogated to the rights of holders of Senior Indebtedness to the extent that distributions otherwise payable to the Holder have been applied to the payment of Senior Indebtedness. For purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section and no payment over pursuant to the provisions of this Section to holders of such Senior Indebtedness by the Holder, shall, as between the Company, its creditors other than holders of such Senior Indebtedness, and the Holder, be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Section are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand and the Holder, on the other hand.

(i)    In any insolvency, receivership, bankruptcy, dissolution, liquidation or reorganization proceeding, or in any other proceeding, whether voluntary or involuntary, by or against the Company under any bankruptcy or insolvency law or laws relating to relief of debtors, to compositions, extensions or readjustments of indebtedness:

(i)   the claims of any holders of Senior Indebtedness against the Company shall be paid indefeasibly in full in cash or such payment shall have been provided for in a manner acceptable to the holders of at least a majority of the then outstanding principal amount of the Senior Indebtedness before any payment is made to the Holder;

(ii)  until all Senior Indebtedness is indefeasibly paid in full in cash or such payment shall have been provided for in a manner acceptable to the holders of at least a majority of the then outstanding principal amount of the Senior Indebtedness before any payment is made to the Holder, any distribution to which the Holder would be entitled but for this Section shall be made to holders of Senior Indebtedness, except for distribution of securities issued by the Company which are subordinate and junior in right of payment to the Senior Indebtedness; and

(iii)  the holders of Senior Indebtedness shall have the right to enforce, collect and receive every such payment or distribution and give acquittance therefor. If, in or as a result of any action case or proceeding under Title 11 of the United States Code, as amended from time to time, or any comparable statute, relating to the Company, the holders of the Senior Indebtedness return, refund or repay to the Company, or any trustee or committee appointed in such case or proceeding receive any payment or proceeds of any collateral in connection with such action, case or proceeding alleging that the receipt of such payments or proceeds by the holders of the Senior Indebtedness was a transfer voidable under state or federal law, then the holders of the Senior Indebtedness shall not be deemed ever to have received such payments or proceeds for purposes of this Note in determining whether and when all Senior Indebtedness has been paid in full and the Company shall pay or cause to be paid, and the Holder shall be entitled to receive any such funds, proceeds or collateral to satisfy all amounts due hereunder. In the event the holders of Senior Indebtedness receive amounts in excess of payment in full (cash) of amounts outstanding in respect of Senior Indebtedness (without giving effect to whether claims in respect of the Senior Indebtedness are allowed in any insolvency proceeding), the holders of Senior Indebtedness shall pay such excess amounts to the Holder.

(k)    By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the holder of any Senior Indebtedness in order to implement the foregoing provisions of this Section.

2.    Conversion At the Option of the Holder or Lender; Automatic Conversion. (a) The Holder shall have the option at any time while this Note remains outstanding to convert the unpaid principal amount and accrued interest thereon into shares of common stock or other securities of the Company which the Company may offer and sell in a public or private financing on the same terms and conditions as are offered to purchasers in such offering (a “Financing”), or, if more favorable to the Company, on such other terms as may be required under the rules of the NYSE MKT. The Holder shall notify the Company of its election to convert in accordance with the provisions of Section 4(b). The option granted herein must be exercised within three days of the completion of the Financing.

(b) Should the Company complete a Financing prior to satisfaction of this Note, for a period of three business days commencing the business day immediately after completion of such Financing, the Company shall have the right to convert the unpaid principal amount of this Note and accrued interest thereon into the shares of common stock or other securities of the Company sold in the Financing on the same terms and conditions as are offered to purchasers in the Financing, or, if more favorable to the Company, such other terms as may be required under the rules of the NYSE MKT. The Company promptly shall notify the Holder of its election to convert this Note in accordance with the provisions of Section 4(b). The option granted herein must be exercised within three days of the completion of the Financing.

(c) The Company intends to hold a meeting of its shareholders at which it intends to seek the approval of its shareholders for the issuance of shares in connection with the public offering completed in July 2017 in excess of the 20% limitation provided in the Rules of the NYSE-MKT. Immediately after such vote, the principal amount of this Note, together with interest accrued hereon, will be converted into shares of Common Stock at a price of $1.50 per share.

3.    Events of Default. The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof and subject to the provisions of section 1 (a) hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

(a)    Failure to Pay Principal or Interest. The Company fails to pay any installment of principal, interest or other sum due under this Note when due.

(b)    Receiver or Trustee. The Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed without the consent of the Company is not dismissed within sixty (60) days of appointment.

(c)    Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Company and if instituted against Company are not dismissed within sixty (60) days of initiation.

The holder of this Note shall give the Company and the holders of the Senior Indebtedness written notice of any Event of Default hereunder.

4.    Miscellaneous.

(a)    Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(b)   Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served or (ii) delivered by reputable air courier service with charges prepaid, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon receipt if personally served or (b) on the second business day following the date of deposit with a reputable air courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: Air Industries Group, 360 Motor Parkway, Suite 100, Hauppauge, New York 11788, Attn: Michael E. Recca, Chief Financial Officer, e-mail: mrecca@airindustriesgroup.com, with, in the case of notices to the Company, a copy by e-mail only to: Eaton & Van Winkle LLP, Three Park Avenue, 16th floor, New York, NY 10016, Attn: Vincent J. McGill, Esq., e-mail: vmcgill@evw.com, and (ii) if to the Holder, to c/o Taglich Brothers, Inc., 790 New York Avenue, Huntington, NY 11743, with a copy to c/o Taglich Brothers, Inc., 790 New York Avenue, Huntington, NY 11743, Attn: Mr. Richard Oh, e-mail: roh@taglichbrothers.com.

(c)    Terms. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

(d)    Successors and Assigns. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

(e)    Expenses. The Company shall reimburse Holder for all reasonable costs and expenses, including without limitation, reasonable attorneys’ fees and expenses, incurred in connection with (i) drafting, negotiating, executing and delivering any amendment, modification or waiver of, or consent with respect to, any matter relating to the rights of Holder hereunder and (ii) enforcing any provisions of this Note and/or collecting any amounts due under this Note.

(f)   Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York. Both parties and the individual signing this Agreement on behalf of the Company agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

(g)   Savings Clause. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

IN WITNESS WHEREOF, Company has caused this Note to be signed in its name by an authorized officer as of the date set forth above.

AIR INDUSTRIES GROUP By: _____________________ Michael Recca Chief Financial Officer

Accepted as of the date set forth above

________________________________

Robert Taglich

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